Exhibit 7(f)

                         AMENDMENT TO CUSTODIAN CONTRACT


     Amendment dated December 5, 2000, by and between State Street Bank and Trust Company (the "Custodian") and Janus Adviser Series (the "Fund"), on behalf of its Portfolios ("Portfolio") to the custody contract between the Custodian and the Fund, dated June 29, 2000, as amended (the "Custodian Contract").

     WHEREAS, the Custodian serves as the custodian of each Portfolio's assets pursuant to the Custodian Contract;

     WHEREAS, the Fund may appoint one or more banks, identified on Schedule A attached hereto, as amended from time to time, to serve as additional custodians for the Fund's Portfolios (each, a "Repo Custodian") for the limited purpose of that Portfolio's engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

     WHEREAS, the Fund may direct the Custodian to make "free delivery" to one or more Repo Custodians of monies or securities of a Fund Portfolio maintained in custody by the Custodian for that Portfolio pursuant to the Custodian Contract for purposes of engaging in Tri-Party Repos; and

     WHEREAS, the Custodian and the Fund desire to amend the Custodian Contract to permit the Custodian to make free delivery of Portfolio assets to Repo Custodians from time to time.

     NOW, THEREFORE, the Custodian and the Fund hereby agree to amend the Custodian Contract by adding the following provisions thereto:

1. Notwithstanding anything to the contrary in the Custodian Contract, upon receipt of Proper Instructions (as defined in the Custodian Contract), the Custodian shall deliver monies and/or securities of the Fund Portfolio to any account maintained for the Fund by a Repo Custodian listed on Schedule A attached hereto, which delivery may be made without contemporaneous receipt by the Custodian of monies or securities in exchange therefor. Upon such delivery of monies or securities in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligations to the Fund
Portfolio as a custodian of the Portfolio with respect to the monies or securities so delivered.

2. The Fund may amend Schedule A of this Amendment from time to time to add or delete a Repo Custodian or change the identification of the account maintained by a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Custodian. The term "Special Instructions" shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher. In all other respects, the Custodian Contract shall remain in full force and effect and the Custodian and the Fund shall perform their respective obligations in accordance with the terms thereof.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.



JANUS ADVISER SERIES
On behalf of its Portfolios



By:
   --------------------------------------------------

Its:
    -------------------------------------------------




STATE STREET BANK AND TRUST COMPANY




By:
   --------------------------------------------------
       Ronald E. Logue
Its:  Vice Chairman

                                   SCHEDULE A

                             Dated: December 5, 2000

                                       to

             Amendment dated December 5, 2000, to Custodian Contract
                            Of June 29, 2000, between
                     State Street Bank and Trust Company and
                              Janus Adviser Series
                           On Behalf of its Portfolios




TRI-PARTY REPO CUSTODIAN BANKS                       ACCOUNT NUMBERS

The Bank of New York

The Chase Manhattan Bank

Bankers Trust Company

















Authorized Signatures:

By:  _______________________________           By:  _________________________

Title:______________________________           Title:________________________

Date:  _____________________________           Date: ________________________